                                                                    Exhibit 16.1


April 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:    LecTec Corporation
       File No. 0-16159

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of LecTec Corporation dated April 23, 2004, and agree with the statements.

Sincerely,


/s/ Grant Thornton LLP